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HEWLETT-PACKARD COMPANY

(Name of Registrant as Specified In Its Charter)

WALTER B. HEWLETT, EDWIN E. VAN BRONKHORST AND THE WILLIAM R. HEWLETT REVOCABLE TRUST

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[Attached is the text of an advertisement that will run in the 2/21/02 edition of The Wall Street Journal and the 2/22/02 editions of the San Francisco Chronicle, the San Jose Mercury News, the Washington Post and the New York Times.]

Attention: All Hewlett-Packard Stockholders

KNOW MEANS NO

THE MORE YOU KNOW ABOUT THE HP/COMPAQ MERGER
THE MORE YOU’LL WANT TO VOTE NO

HP STOCKHOLDERS COULD REALIZE $14 TO $17 MORE
PER SHARE WITHOUT COMPAQ10

WE URGE YOU TO VOTE “NO” ON THE COMPAQ MERGER BY CHECKING THE “AGAINST” BOX ON YOUR GREEN PROXY. SIMPLY SIGN, DATE AND MAIL BACK YOUR GREEN CARD PROMPTLY. PLEASE DO NOT RETURN ANY WHITE PROXY CARDS. A $25 BILLION MISTAKE IS NOT THE HP WAY.

(*)Permission to use quotation was neither sought nor obtained. 1 The index of comparable companies represents the combined common stock performance of Accenture Ltd, Apple Computer, Inc., Computer Sciences Corporation, Dell, Electronic Data Systems Corporation, EMC Corporation, Gateway, Inc., International Business Machines Corporation, KPMG International, Network Appliance, Inc., and Sun Microsystems, Inc. These comparable companies are the same companies used by Goldman Sachs in performing its “Selected Companies Analysis” in connection with rendering its fairness opinion to HP. 2 Business Week, 2/19/01. 3 San Francisco Chronicle, 12/9/01 4 Bruised and Battered Brands Poll 2001, Liquid Agency, Inc.— December 2001. 5 “H-P names Carly Fiorina, A Lucent Star, to be CEO,” 7/20/99. 6 David Yoffie, Harvard Business School, 12/17/01. 7 Merger Communication Toolkit sent to HP managers for use in communicating with HP employees in connection with the merger, filed by HP Pursuant to Rule 425 Under the Securities Act of 1933 on 1/22/02. 8 Based on stock prices and First Call consensus estimates as of February 15, 2002 and the mean of the following precedent transactions: HP/Apollo in April 1989, AT&T/NCR in December 1990, Gateway/Advanced Logic Research in June 1997, Compaq/Tandem in June 1997 and Compaq/DEC in January 1998. 9 Based on assumptions outlined in a report titled “HP is Misleading Stockholders: Financial Analysis Illustrates that Compaq Merger Destroys Shareholder Value” filed with the SEC on 1/23/02. 10 Based on assumptions outlined in a report titled “HP Has Higher Value, Lower Risk Strategic Alternatives to the Proposed Merger” filed with the SEC on 2/19/02.

Forward-Looking Statements. The views expressed in this advertisement contain judgments, which are subjective in nature and in certain cases forward-looking in nature. This advertisement also contains estimates made without the benefit of actual measurement. Forward-looking statements and estimates by their nature involve risks, uncertainties and assumptions. Forward-looking statements and estimates are inherently speculative in nature and are not guarantees of actual measurements or of future developments. Actual measurements and future developments may and should be expected to differ materially from those expressed or implied by estimates and forward-looking statements. The information contained in this advertisement does not purport to be an appraisal of any business or business unit or to necessarily reflect the prices at which any business or business unit or any securities actually may be bought or sold.

02-21-02